UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: August 24, 2015

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 24, 2015, OurPet’s Company (“OurPet’s”), and its wholly owned subsidiaries, Virtu Company and SMP Company, Incorporated (the “Subsidiaries”) amended their revolving credit facility (the “Credit Facility”) with FirstMerit Bank, N.A., (the “Lender”) and replaced their current loan agreement for the Credit Facility with a revised Business Loan Agreement (Asset Based) among OurPet’s, the Subsidiaries and the Lender dated August 24, 2015 (the “Loan Agreement”). The Loan Agreement increased the tangible net worth requirement from $4,500,000 to $6,000,000. All other terms of the Credit facility remained unchanged.

The Lender also agreed to make a term loan to OurPet’s and the Subsidiaries in the principal amount of $1,000,000 (the “Term Loan Facility”). The Term Loan Facility has a variable interest rate based upon LIBOR plus 3.00% and will be repaid in monthly installments over a period of 5 years. In connection with the Term Loan Facility, OurPet’s and the Subsidiaries executed a Promissory Note in the principal amount of $1,000,000 (the “Term Note”) and a Commercial Security Agreement (the “Security Agreement” and collectively with the Term Note and Loan Agreement, the “Loan Documents”).

The foregoing description of the Loan Documents is not complete and is qualified in its entirety by reference to each of the Loan Documents, which are attached to this current report as Exhibits 10.01, 10.02 and 10.03.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this current report on Form 8-K are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.01	Business Loan Agreement (Asset Based), dated August 24, 2015, between OurPet’s Company, Virtu Company, SMP Company, Incorporated, and FirstMerit Bank, N.A.

Exhibit 10.02	Promissory Note in the principal amount of $1,000,000, dated August 24, 2015, executed by OurPet’s Company, Virtu Company, and SMP Company, Incorporated.

Exhibit 10.03	Commercial Security Agreement, dated August 24, 2015, executed by OurPet’s Company, Virtu Company, and SMP Company, Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OurPet’s Company

By:	/s/ Scott R. Mendes
Name:	Scott R. Mendes
Title:	Chief Financial Officer and Treasurer

Dated: August 27, 2015